Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-01047) pertaining to the Park-Ohio Industries, Inc. 401(K) Retirement Plan (formerly Individual Account Retirement Plan of Park-Ohio Industries, Inc. and its Subsidiaries) of our report dated June 13, 2016, with respect to the financial statements and schedules of the Park-Ohio Industries, Inc. 401(K) Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2015.

/s/ Bober, Markey, Fedorovich & Company
Akron, Ohio
June 13, 2016